EXHIBIT 10.26

                            U.S. WIRELESS DATA, INC.

                NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

                  1. General. This Note and Warrant Purchase Agreement sets forth the terms under which the undersigned ("Investor") agrees to purchase a $250,000 principal amount, 8.5% Promissory Note (the "Note") of U.S. Wireless Data, Inc., a Colorado corporation (the "Company") due September 9, 1998 (the "Due Date"), together with warrants (the "Warrants") to purchase 20,000 shares of the no par value Common Stock of the Company (the "Common Stock"), exercisable until September 9, 2001 at a per share price equal to the closing last sale price of the Common Stock as reported on the OTC Electronic Bulletin Board as of the business day immediately preceding the date of purchase of the Note and Warrants.

                  By execution hereof, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein.

                  2. Subscription Amount and Payment. Investor tenders $250,000 in full payment for the Note and Warrants.

                  3. Security Interest. The Company hereby grants the Investor a security interest in the assets of the Company as described on Exhibit A to this Agreement, and subject to the exceptions stated therein. The security interest granted hereby is restricted to only so much collateral as may be necessary to allow Investor to recover the amounts owed to it by the Company under the Note.

                  4. Company Need for Additional Financing; Investor's Right of First Refusal.

               a. Need for Additional Financing. Investor understands and agrees that the Company is presently engaged in several negotiations aimed at raising substantial additional equity financing in an amount of at least $1,000,000, but may require additional bridge financing in the form of Company debt in the immediate future, and prior to the time when the Company is able to complete a more substantial equity or debt financing (such intermediate funding being referred to hereafter as the "Bridge Financing"). Investor agrees that the Company shall be entitled to seek and obtain such Bridge Financing and may, as a part of such financing, be required to grant a security interest to the purchaser of that debt. Investor agrees that the Company may grant such a security interest in and to Company assets to such bridge financier and may modify the security interest granted hereby to allow for the successful consummation of such Bridge Financing, provided that any such security interest does not diminish the security interest granted to Investor hereunder to the point where Investor is not fully secured for the amount of the indebtedness owing to Investor under the Note.
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               b. First  Right of Refusal.  Investor is hereby  given a right of first refusal to fund any such additional Bridge Financing. Upon receipt by the Company of any bona fide proposal for such Bridge Financing from any person, the Company shall provide a copy of the proposal and/or a summary of the terms of such proposed financing to Investor, which shall have one business day from receipt of such information to determine whether to exercise its first right of refusal, and fund the Bridge Financing on the same terms and conditions as have been offered by the other party. If Investor rejects such offer, or fails to respond within the applicable period, the Company shall be free to accept such proposal from the other party. Any substantial change in the terms of such proposal by the other party subsequent to a rejection by Investor and prior to funding shall reactivate Investor's first right of refusal, which shall be presented to Investor on the revised terms.

                  5. Prepayment and/or Conversion of the Note. Investor understands that the Company has been engaged in discussions with various parties, including Investor, regarding the possible issuance by the Company of additional debt or equity securities (apart from the Bridge Financing described in Section 4 above), including the possible issuance of a Series B Preferred Stock to be authorized and issued by the Company upon final agreement as to the terms of such Series B Preferred Stock. The Company and Investor agree that at any time prior to the Due Date of the Note, the Note shall be paid in full (as to all amounts of unpaid principal and interest then owing) from the proceeds of the sale of any equity or debt securities of the Company (including shares of the Series B Preferred Stock), provided the Company has received gross proceeds in the minimum amount of U.S. One Million Dollars ($1,000,000) from the sale of such equity or debt securities (but from which amount any proceeds from a Bridge Financing shall be excluded).

                  6. Investor's Representations and Warranties. Investor represents, warrants and covenants to the Company that:

               a. Investor has carefully reviewed the information contained in the Company's Form SB-2 Registration Statement (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission (the "SEC") on May 14, 1998 and the Company's most recent Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998. Investor acknowledges Investor has received, read, understood and become thoroughly familiar with the Registration Statement and the Form 10-QSB (including, without limitation, the "Risk Factors" section set forth therein). Investor has not relied on any information or statement not contained in the Memorandum. Investor understands that an investment in the Company's securities is one of high risk and that no person has been authorized to give any information or to make any statement concerning the Company that in any way contradicts what is stated in the Registration Statement.

               b.  Investor  has had an  adequate  opportunity  to  discuss  the
          Company's   business,   management  and  financial  affairs  with  the
          Company's management and has received satisfactory responses to such inquiries.
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               c. By reason of Investor's  business and financial  experience or of those persons Investor has retained to advise Investor with respect to Investor's investment in the Company, Investor, together with Investor's advisors, has the capacity to evaluate the merits and risks of the prospective investment.

               d. Investor has been informed that all documents, records and books pertaining to the Company and this investment were at all times available to Investor. Investor has utilized such access to Investor's satisfaction for the purpose of obtaining information regarding the investment. All documents, records and books pertaining to this investment requested by Investor have been made available to Investor and the persons Investor has retained to advise Investor with respect to this investment. Investor and such persons have been supplied with such additional information concerning this investment as they have requested.

               e. To the extent Investor deemed necessary, Investor has consulted with Investor's attorney and/or Investor's accountant regarding all aspects of the proposed investment, including the tax aspects thereof, and said attorney and/or accountant have reviewed and analyzed the Registration statement and Form 10-QSB.

               f. Investor is able to bear the economic risk of this investment and could afford a complete loss of such investment.

               g. Investor is the sole party in interest as to Investor's Note and is acquiring the Note for Investor's own account, for investment only and not with a view toward the resale or distribution thereof.

               h. Investor understands that neither the Note nor the shares of Series B Preferred Stock that may be issued upon conversion of the Note have been registered under the Securities Act of 1933 (the "Act") and may not be resold unless registered or an exemption from such registration is available. Investor agrees that Investor will not attempt to dispose of the Note or, if applicable, the shares that may be issued upon conversion of the Note, except in compliance with the Act.

               i. Investor has the authority to purchase the Note and to execute any other instruments or documents required to be executed in connection with a purchase of Note.

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                  7. Indemnification. The Investor shall indemnify and hold
harmless the Company, the officers, directors, employees and/or agents of the Company from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of or in connection with any failure of the Investor's representations and warranties to be fully true, correct, and complete or Investor's failure to fulfill any of Investor's covenants or agreements under this Agreement.

                  8. Events of Default. The Note will be considered in default immediately upon the happening of any of the following events:

               a. Failure to pay any installment of principal and interest within ten (10) days of its due date; or

               b. the Company (I) admits in writing its inability to pay its debts generally as they become due, (II) files a petition in bankruptcy or petition to take advantage of any insolvency act, (III) makes an assignment for the benefit of its creditors, (IV) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, (V) on a petition in bankruptcy filed against it, has an order for relief entered against it, and/or
          (VI) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any state insolvency law, or
          (VII) distributes any of its assets upon any dissolution, winding up-or liquidation of the Company.

                  9.       Miscellaneous.

               a. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding, however, so much of said law as relates to conflict of laws and/or choice of law.

               b. This Agreement contains the entire agreement between the parties with respect to its subject matter. The provisions of this Agreement may not be modified or waived except in writing signed by the party to be bound by any which modification or waiver.
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                  10. Investor's Status. The Investor represents and warrants that Investor is an accredited investor because (please initial all that are applicable):

         ___      The Investor is a director or executive officer of the Company

         ___ The Investor and Investor's spouse (if any) have an aggregate net worth exceeding $1,000,000.

         ___ The Investor has had an individual income in excess of $200,000 or joint income with Investor's spouse in excess of $300,000 in each of the two most recent years and reasonably expects the same income in the current year.

         ___ The Investor is an entity in which all of the equity owners are accreditedinvestors within the meaning of Rule 501(a) under the Act.

         _X_       The Investor is a bank, savings and loan association, broker or dealer, insurance company, investment company, business development company, small business investment company, employee benefit plan, non-profit organization, or trust meeting the requirements of Rule 501(a) under the Act.

                  IN WITNESS WHEREOF, Investor has executed this Note Purchase Agreement the 25th day of June, 1998.


RBB Bank Aktiengesellschaft                    ACCEPTED:
(Print Name)

/s/ Herbert Strauss, Headtrader                U.S. WIRELESS DATA, INC.
(Signature)

Social Security or Tax I.D. Number:            By:  /s/ Evon A. Kelly
                                                    -----------------
                                                    Evon A. Kelly, President


Address:                                       Date:  June 26, 1996

Burgring 16

8010 Graz
Austria

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                                    EXHIBIT A


               COLLATERAL SUBJECT TO INVESTOR'S SECURITY INTEREST


The Company is currently in the process of financing the Tranz ENABLER which are and will continue to be deployed with merchants subscribing to the Company's credit card processing service. The Tranz Enabler asset and/or portion of the monthly credit card processing revenue related to the repayment of the equipment financing is excluded from the Security Interest defined in the following paragraph.

(a) All receivable accounts, including present and future rights to payments for goods and services; (b) all inventory accounts excluding Omron inventory related to an Installment Note with Omron Systems (see Company's annual report or quarterly financial statement); (c) all fixed assets; (d) all deposit accounts and intangible assets recorded on the Company's financial statements.